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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                     Date of Report (date of earliest event
                          reported): December 17, 1998



                     SUMMIT ENVIRONMENTAL CORPORATION, INC.
             (Exact name of registrant as specified in its charter)




    Texas                        333-48659                          73-1537206
---------------         ----------------------------          ------------------
  (state of               (Commission File Number)                (IRS Employer
incorporation)                                                     I.D. Number)



                           414 East Loop 281, Suite 7
                               Longview, TX 75605
                                  800-522-7841
--------------------------------------------------------------------------------
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)

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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On December 17, 1998 Summit Environmental Corporation, Inc.'s (the "Company's") principal independent accountant, Hogan & Slovacek of Oklahoma City, Oklahoma, resigned. Its reports on the Company's financial statements from inception onward contained no adverse opinions or disclaimers of opinions and were not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Hogan & Slovacek, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hogan & Slovacek's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

         On December 17, 1998 the Company engaged new principal independent accountants, Lana Gorman Trubitt, L.L.P. of Dallas, Texas, to audit the Company's financial statements.

         The change in the Company's certifying accountants was made solely in connection with the change of the Company's principal place of business from Oklahoma City, Oklahoma to Longview, Texas. The engagement of the new accounting firm was made by the officers of the Company without the prior approval of the board of directors or any committee of the board of directors, but a majority of the directors advised the officers that the engagement would be approved at the next directors' meeting.

ITEM 7.  EXHIBITS

         The following exhibit is filed as a part of this report.

         Exhibit                      Item
         -------                      ----

            16       -    Letter of Hogan & Slovacek (former accountants) on
                          change of accountants.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 1998                  Summit Environmental Corporation, Inc.



                                          By /s/ B. Keith Parker
                                             ---------------------------------
                                             B. Keith Parker, Chief Executive
                                             Officer


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                     SUMMIT ENVIRONMENTAL CORPORATION, INC.

                            EXHIBIT INDEX (FORM 8-K)

                                DECEMBER 17, 1998


         Exhibit                     Item
         -------                     ----

          16      -     Letter of Hogan & Slovacek (former accountants) on
                        change of accountants.